Exhibit 4(oo)

FLOATING RATE

MERRILL LYNCH CORENOTESM, a

MERRILL LYNCH NOTE

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No. ______________	CUSIP No. ________________	PRINCIPAL AMOUNT $_______________________

MERRILL LYNCH & CO., INC.

Merrill Lynch CoreNotesSM, a series of

MERRILL LYNCH NOTES

Due Nine Months or More from Date of Issue

(Floating Rate)

ORIGINAL ISSUE DATE:	INTEREST RATE BASIS:	STATED MATURITY DATE:

INDEX MATURITY:	INITIAL INTEREST RATE: %	SPREAD: %

INITIAL INTEREST RESET DATE:	REGULAR RECORD DATE: (Fifteen days prior to the applicable Interest Payment Date, unless otherwise specified)	INTEREST PAYMENT DATES:

SPREAD MULTIPLIER:		INTEREST RESET DATES:

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:	INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:	OPTIONAL REPAYMENT DATE(S):

CALCULATION AGENT: (Merrill Lynch, Pierce, Fenner & Smith Incorporated, unless otherwise specified)	SURVIVOR’S OPTION: ☐ Applicable to this Note ☐ Not Applicable to this Note	IF INTEREST RATE BASIS IS LIBOR: ☐ LIBOR Moneyline Telerate ☐ LIBOR Reuters LIBOR CURRENCY

INTEREST CALCULATION: ☐ Regular Floating Rate Note ☐ Floating Rate/Fixed Rate Fixed Rate Commencement Date: Fixed Interest Rate: ☐ Inverse Floating Rate Note Fixed Interest Rate:	ADDENDUM ATTACHED: ☐ Yes ☐ No	DAY COUNT CONVENTION ☐ Actual/360 for the period from to . ☐ Actual/Actual to the period from to .

SPECIFIED CURRENCY: ☐ United States Dollars ☐ Other		DENOMINATIONS: (Integral multiples of $1,000, unless otherwise specified)

OTHER PROVISIONS:

MERRILL LYNCH & CO., INC., a Delaware corporation (“Issuer” or the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount of              DOLLARS on the “Stated Maturity Date” designated above and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the interest rate per annum in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. “Maturity Date” means the date on which the Principal Amount of this Note becomes due and payable in full accordance with its terms and the terms of the Indenture, whether at the Stated Maturity Date or earlier by declaration of acceleration, call for redemption, repayment or otherwise. References herein to “this Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

The Company will pay interest in arrears on each Interest Payment Date (as defined below), if any, commencing with the first Interest Payment Date next succeeding the “Original Issue Date” specified above, and on the Maturity Date; provided, however, that if the Original Issue Date is between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date payable to the registered holder (the “Holder”) of this Note on the relevant Record Date applicable to such second Interest Payment Date. Unless otherwise specified above, the “Regular Record Date” shall be the date 15 calendar days (whether or not a Business Day, as defined below) prior to the applicable Interest Payment Date. Interest on the Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payments. If the Maturity Date falls on a day which is not a Business Day, the payment due on such Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date and no interest shall accrue with respect to such payment for the period from and after such Maturity Date. The Interest Payment Dates for each floating rate Note will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be LIBOR (as defined below), or the Treasury Rate (as defined below).

The interest rate borne by this Note shall be determined as follows:

1. If this Note is designated as a Regular Floating Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (1) plus or minus the applicable Spread, if any, and/or (2) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

2. If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (1) plus or minus the applicable Spread, if any, and/or (2) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate, and (ii) the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified above, or if no Fixed Interest Rate is specified, the interest rate in effect on this Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below, this Note shall bear interest equal to the Fixed Interest Rate shown above minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (1) plus or minus the applicable Spread, if any, and/or (2) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that the interest rate hereon will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached or as having Other Provisions apply, the Note shall bear interest in accordance with the terms described in such Addendum or specified under Other Provisions.

Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the immediately preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term first Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, that Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified above is LIBOR and the next Business Day, which is also a London Banking Day, falls in the next succeeding calendar month, that Interest Reset Date shall be the immediately preceding Business Day, which is also a London Banking Day. In addition, if an Interest Rate Basis specified on the face hereof is the Treasury Rate and the Interest Determination Date would otherwise fall on an Interest Reset Date, then that Interest Reset Date shall be postponed to the next succeeding Business Day.

Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the

Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity. Unless otherwise specified above, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, if the Day Count Convention specified above is “Actual/360” for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is “Actual/Actual” for the period specified thereunder. If the Interest Rate Basis specified above is LIBOR, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360. If the Interest Rate Basis specified above is the Treasury Rate, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year. If the interest rate on this Note is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Unless otherwise specified above, the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day (as defined below) preceding each Interest Reset Date; and the “Interest Determination Date” with respect to the Treasury Rate shall be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the related Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Unless otherwise specified above, the “Calculation Date”, if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

All percentages resulting from any calculation on this Note will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 would be rounded to 9.87655% or .0987655. All dollar amounts used in or resulting from any calculation will be rounded to the nearest cent with one-half cent being rounded upward.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if this Note is denominated in other than United States dollars, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as hereinafter defined) of the country issuing the Specified Currency or, if the Specified Currency is EURO, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; provided, further, that, if LIBOR is an applicable Interest Rate Basis, such day is also a London Banking Day (as hereinafter defined).

As used herein, “London Banking Day” means a day on which commercial banks are open for business, including dealings in the LIBOR Currency, in London.

As used herein, “Principal Financial Center” means:

(1)	the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively, or

(2)	the capital city of the country to which the LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Determination of LIBOR. “LIBOR” means the rate determined by the Calculation Agent in accordance with the following provisions:

(1)	if “LIBOR Moneyline Telerate” is specified above or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified above as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency, as defined below, having the Index Maturity specified above, commencing on the related Interest Reset Date, that appears on the LIBOR Page, as defined below, as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(2)	if “LIBOR Reuters” is specified above, the arithmetic mean of the offered rates calculated by the Calculation Agent, or the offered rate if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

(3)

if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(4)	if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

(5)	if the banks selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

“LIBOR Currency” means the currency specified above as to which LIBOR will be calculated or, if no currency is specified above, United States dollars.

“LIBOR Page” means either:

•	if “LIBOR Moneyline Telerate” is specified above or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified above as the method for calculating LIBOR, the display on Moneyline Telerate, or any successor service on the page specified above or any page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency, or

•	if “LIBOR Reuters” is specified above, the display on the Reuter Monitor Money Rates Service or any successor service on the page specified above or any other page as may replace the specified page on that service for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Determination of Treasury Rate. If an Interest Rate Basis for this Note specified above, is the Treasury Rate, the Treasury Rate shall be determined on the particular Interest Determination Date (a “Treasury Rate Interest Determination Date”) “Treasury Rate” means:

(1)

the rate from the auction held on the particular Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified above under the caption “INVESTMENT RATE” on the display on Moneyline Telerate or any successor service on page 56 or any other page as may replace page 56 on that service

(“Moneyline Telerate Page 56”) or page 57 or any other page as may replace page 57 on that service (“Moneyline Telerate Page 57”), or

(2)	if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield, as defined below, of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4)	if the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5)	if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6)	if the rate referred to in clause (5) is not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Treasury Rate Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Treasury Rate Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the particular Index Maturity, or

(7)	if the dealers selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N 360 – ( D x M )	x	100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Any provisions contained herein with respect to the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to this Note, the Interest Payment Dates, the Stated Maturity, any redemption or repayment provisions, or any other matter relating hereto may be modified by the terms as specified above under Other Provisions or in an Addendum relating hereto if so specified above.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The Company hereby covenants for the benefit of the Holder hereof, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against such Holder.

Unless otherwise above, Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the “Calculation Agent”. At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date with respect to this Note.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of instructions as contemplated on the reverse hereof) at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee on the record date; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

If the Maturity Date of this Note falls on a day that is not a Business Day (as defined), the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day and no interest shall accrue with respect to the payment for the period from and after such Maturity Date to the date of such payment on the next succeeding Business Day.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:

MERRILL LYNCH & CO., INC.

By:

Russell L. Stein Treasurer

[FACSIMILE OF SEAL]

Attest:

By:

Judith A. Witterschein Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated therein referred to

in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By:

Authorized Officer

[ REVERSE OF NOTE]

MERRILL LYNCH &CO., INC.

MERRILL LYNCH CORENOTESM, a

MERRILL LYNCH NOTE

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

This Note is one of a duly authorized series of Securities (the “Securities”) of the Company designated as its Merrill Lynch Notes Due Nine Months or More from Date of Issue (the “Notes”). The Notes are issued and to be issued under an Indenture, dated as of October 1, 1993, as amended, modified or supplemented from time to time (the “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

This Note shall be exchangeable for Notes in definitive form of like tenor and terms and of an equal aggregate principal amount, in the Authorized Denomination specified on the face hereof only if (x) the Depository is at any time unwilling or unable to continue as depository or the depository has ceased to become a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 60 calendar days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes under the Indenture. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions described below, will not be redeemable or repayable prior to the Stated Maturity Date.

This Note will be subject to redemption at the option of the Company on the Redemption Dates, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at a Redemption Price equal to 100% of the unpaid principal amount to be redeemed, together with unpaid interest accrued thereon to the applicable Redemption Date, on written notice given to the Holder hereof (in accordance with the provisions of the

Indenture) not more than 60 nor less than 30 calendar days prior to the applicable Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. If no Redemption Dates are specified on the face hereof, this Note may not be redeemed at the option of the Company prior to the Stated Maturity Date.

If the Survivor’s Option is specified on the face hereof as being applicable to this Note, the Representative (as defined below) of a deceased beneficial owner of this Note or a beneficial interest in this Note shall have the option to elect repayment of this Note in whole or in part following the death of such owner. “Representative” means the representative of a deceased beneficial owner of the Note or a beneficial interest in this Note that has authority to act on behalf of the deceased beneficial owner of this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner). Unless specifically provided on the face hereof or in an Addendum hereto, the Survivor’s Option may not be exercised prior to the date that is six months after the acquisition of this Note, or a beneficial interest in this Note, by the deceased beneficial owner. If the Survivor’s Option is specified on the face hereof as not being applicable to this Note, this Note may not be repaid at the option of a deceased beneficial owner hereof prior to the Stated Maturity Date.

Upon exercise of the Survivor’s Option, the Company shall repay this Note (or portion hereof) in an amount that is not less than $1,000, provided that any remaining principal amount shall be an Authorized Denomination, at a price equal to 100 % of the principal amount of the beneficial interest of the deceased owner in this Note being repaid, plus accrued interest to, but excluding, the date of such repayment.

Notwithstanding the foregoing, the Company may, in its sole discretion, limit the aggregate principal amount of Notes (or portions thereof) as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of (i) $5,000,000, or (ii) 5% of the principal amount of all Notes Outstanding (as defined in the Indenture) as of the end of the most recent calendar year. The Company may also, in its sole discretion, limit the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor’s Option shall be accepted in any calendar year with respect to any individual deceased owner of beneficial interests in the Notes to $500,000 (the “Individual Put Limitation”).

A valid exercise of the Survivor’s Option with respect to this Note is irrevocable and, after such exercise, this Note (or portion hereof) may not be transferred prior to repayment by the Company.

For so long as this Note is represented by a Global Security, the Depository or its nominee shall be the Holder hereof and therefore the Depository shall be the only entity that can exercise the Survivor’s Option with respect to this Note by delivery of the Option to Elect Repayment pursuant to the Survivor’s Option, the form of which is attached hereto. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to this Note, the Representative must provide to the Depository’s participant through which the beneficial interest in this Note is held: (i) a written instruction to such participant to notify the Depository of the Representative’s desire to exercise the Survivor’s Option, (ii) appropriate evidence satisfactory to the Company and the Trustee that (A) the deceased was the owner of a beneficial interest in this Note at the time of death, (B) the death of the beneficial owner hereof has occurred and (C) the Representative has authority to act on behalf of the deceased beneficial owner, (iii) if the beneficial interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from such nominee attesting to the deceased’s ownership of a beneficial interest in this Note, (iv) a duly completed “Repayment Election Form”, a copy of which is attached to this Note as Annex A, (v) if applicable, a properly executed assignment or endorsement, (vi) tax waivers and any other instruments or documents that the Company or the Trustee reasonably requires in order to establish the validity of ownership of the beneficial interest in this Note and the Representative’s entitlement to payment and (vii) any additional information the Company or the Trustee requires to document ownership or authority to exercise the Survivor’s Option and to cause the repayment of this Note (or portion thereof). The participant shall deliver to the Trustee (i) each of the documents described in the immediately preceding sentence together with a certificate satisfactory to the Trustee from such participant stating that it represents the deceased beneficial owner of this Note or a beneficial interest in this Note.

The participant shall be responsible for disbursing any payments it receives from the Trustee pursuant to exercise of the Survivor’s Option to the appropriate Representative.

Subject to the Company’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all other questions regarding the eligibility or validity of any exercise of the Survivor’s Option with respect to this Note shall be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties. In making any determinations hereunder, the Trustee may elect, in the exercise of its own discretion, to consult with Company personnel and seek the advice of the Company, but it is in no way obligated to do so. The Trustee may rely on any advice provided to it by the Company in connection herewith.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted promptly in the order received by the Trustee, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied. Each Note (or portion thereof) that has been tendered for repayment in connection with the exercise of the Survivor’s Option that is not accepted by the Trustee in any calendar year because such acceptance would have contravened either the Annual Put Limitation or the Individual Put Limitation shall be deemed to be tendered on the first day of the following calendar year in the order all such Notes (or portions thereof) were originally tendered. Notes (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid no later than the first Interest Payment Date that occurs at least 20 calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a written notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

For purposes of the Survivor’s Option, the death of a person owning this Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder hereof, and the entire Principal Amount hereof shall be subject to repayment. The death of a person owning this Note by tenancy in common shall be deemed the death of a Holder hereof only with respect to the deceased Holder’s interest in this Note; except that in the event this Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder hereof, and the entire principal amount of this Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of this Note, shall be deemed the death of the Holder hereof for purposes of this provision, regardless of the registered Holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in this Note during his or her lifetime.

Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust. The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

If this Note is specified on the face hereof to be a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and (2) any unpaid interest accrued thereon to the Redemption Date, or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the “Discount”.

For purposes of determining the amount of Discount that has accrued as of any Redemption Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a 66 2/3% of the aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of Authorized Denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	-_______ Custodian______
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act__________________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                   attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date________________________________	___________________________________________ NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ANNEX A

REPAYMENT ELECTION FORM

MERRILL LYNCH & CO., INC.

MERRILL LYNCH CORENOTESSM

CUSIP NUMBER _______________

To: Merrill Lynch & Co., Inc.

The undersigned financial institution (the “Financial Institution”) represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of Merrill Lynch Notes (CUSIP No. ) (the “Notes”).

• At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depository”).

The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (the “Form”).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Merrill Lynch & Co., Inc. (the “Company”) for inspection and review within five Business Days of the Company’s request.

•	If the Financial Institution or the Company, in either’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Company may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Company immediately.

•	Other than as described in the prospectus supplement in the limited situation involving tenders of Notes that are not accepted during one calendar year as a result of the Annual Put Limitation, repayment elections may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Company against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

REPAYMENT ELECTION FORM

(1)

_______________________________________________

                Name of Deceased Beneficial Owner

(2)

_______________________________________________

                                Date of Death

(3)

_______________________________________________

Name of Authorized Representative Requesting Repayment

(4)

_______________________________________________

    Name of Financial Institution Requesting Repayment

(5)

_______________________________________________

Signature of Representative of Financial Institution Requesting Repayment

(6)

_______________________________________________

            Principal Amount of Requested Repayment

(7)

_______________________________________________

                            Date of Election

(8)

_______________________________________________

                    Date Requested for Repayment

(9) Financial Institution Representative:

      Name:

      Phone Number:

      Fax Number:

      Mailing Address (no P.O. Boxes):

(10) Wire instructions for payment:

         Bank Name:

         ABA Number:

         Account Name:

         Reference (optional):

TO BE COMPLETED BY THE COMPANY:

(A) Election Number*:

(B) Delivery and Payment Date:

(C) Principal Amount:

(D) Accrued Interest:

(E) Date of Receipt of Form by the Company:

(F) Date of Acknowledgment by the Company:

____________

*	To be assigned by the Company upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

AND EXERCISING SURVIVOR’S OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.	Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment pursuant to the Survivor Option, and (4) any necessary tax waivers. For purposes of determining whether the Company will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

—	Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder’s interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

—	Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

—	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

2.	Indicate the name of the Deceased Beneficial Owner on line (1).

3.	Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.	Indicate the name of the Authorized Representative requesting repayment on line (3).

5.	Indicate the name of the Financial Institution requesting repayment on line (4).

6.	Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.	Indicate the principal amount of Notes to be repaid on line (6).

8.	Indicate the date this Form was completed on line (7).

9.	Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first Interest Payment Date to occur at least 20 calendar days after the date of the Company’s acceptance of the Notes for repayment, unless such date is not a Business Day, in which case the date of requested payment may be no earlier than the next succeeding Business Day.

10.	Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

11.	Indicate the wire instruction for payment on line (10).

12.	Leave lines (A), (B), (C), (D), (E) and (F) blank.

13.	Mail or otherwise deliver an original copy of the completed Form to:

JPMorgan Chase Bank

Attn: Review and Certifications Section

Mortgage Banking Custody Services

1111 Fannin Street, 12th Floor

Houston, Texas 77002

Telephone number: (713) 427-6484

FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM

                WILL NOT BE ACCEPTED.

14.	If the acknowledgement of the Company’s receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Company’s Corporate Secretary’s Office, at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone number: (212)670-0432.

For assistance with this Form or any questions relating thereto, please contact the Company’s Secretary’s Office at Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone number: (212) 670-0432.

OPTION TO ELECT REPAYMENT

PURSUANT TO SURVIVOR’S OPTION

The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the “Repayment Date”, which shall be no later than the first Interest Payment Date that occurs 20 or more calendar days after the date of the acceptance by the Company of this Option, at a Repayment Price equal to 100% of the principal amount thereof, together with interest thereon accrued to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment Pursuant to Survivor’s Option to be effective, this Security with the Option to Elect Repayment Pursuant to Survivor’s Option duly completed must be received by the Company at its office or agency in the Borough of Manhattan, the City and State of New York (which will be located initially at the office of the Trustee at JPMorgan Chase Bank, ITS-Securities Window, 4 New York Plaza, Ground Floor, New York City).

[If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $            . The Principal amount of this Security may not be repaid in part if, following such repayment, the unpaid principal amount of this Security would be less than $1,000.]

[If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Securit(ies) to be issued for the unpaid amount ($             or any integral multiple of $            ); $            .]

Dated:

Note: The signature to this Option to Elect Repayment Pursuant to Survivor’s Option must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]